EXHIBIT 10.90

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.  THE SYMBOL “[***]” HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

*

EQUIPMENT MORTGAGE AND
SECURITY AGREEMENT

dated as of June 24, 2011

made by

MESABA AVIATION, INC.,
as Grantor

in favor of

C.I.T. LEASING CORPORATION,
as Collateral Agent

TABLE OF CONTENTS

Page

ARTICLE 1	DEFINITIONS	5

Section 1.01.	Definitions	5

ARTICLE 2	COVENANTS OF THE GRANTOR	9

Section 2.01.	Maintenance and Operation of Engines and Possession; Insignia	9
Section 2.02.	Replacement and Pooling of Parts; Alterations, Modifications and Additions	13
Section 2.03.	Insurance	14
Section 2.04.	Inspection	15
Section 2.05.	Other Representations, Warranties and Covenants	16
Section 2.06.	Pledged Spare Parts	18

ARTICLE 3	EVENT OF LOSS	21

Section 3.01.	Event of Loss with Respect to an Engine	21
Section 3.02.	Event of Loss with Respect to a Pledged Spare Part	23

ARTICLE 4	REMEDIES	25

Section 4.01.	Event of Default	25
Section 4.02.	Remedies with Respect to Collateral	25
Section 4.03.	Waiver of Appraisement, Etc	27
Section 4.04.	Application of Proceeds	28
Section 4.05.	Remedies Cumulative	28
Section 4.06.	Discontinuance of Proceedings	28

ARTICLE 5	TERMINATION OF MORTGAGE	28

Section 5.01.	Termination of Mortgage	28

ARTICLE 6	MISCELLANEOUS	29

Section 6.01.	No Legal Title to Collateral in Lender	29
Section 6.02.	Sale of Collateral by Collateral Agent is Binding	29
Section 6.03.	Benefit of Mortgage	29
Section 6.04.	Notices	29
Section 6.05.	Governing Law	29
Section 6.06.	Grantor’s Duties	30
Section 6.07.	Counterparts	30
Section 6.08.	Waiver; Amendment	30
Section 6.09.	Obligations Absolute	30
Section 6.10.	Successors and Assigns	31
Section 6.11.	Conflicts with Other Financing Documents	31

ARTICLE 7	COLLATERAL AGENT	31

EXHIBITS
Exhibit A	Form of Mortgage Supplement
Exhibit B	Insurance Provisions

EQUIPMENT MORTGAGE AND
SECURITY AGREEMENT

THIS EQUIPMENT MORTGAGE AND SECURITY AGREEMENT dated as of June 24, 2011 (this “Mortgage”) is made by MESABA AVIATION, INC., a Minnesota corporation (the “Grantor”), in favor of C.I.T. LEASING CORPORATION, acting as administrative agent and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, all capitalized terms used and not otherwise defined herein shall have the respective meanings set forth or referred to in Article 1 hereof or, if not defined in Article 1, in the Credit Agreement;

WHEREAS, all things necessary to make this Mortgage the legal, valid and binding obligation of the Grantor, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

WHEREAS, pursuant to that certain Credit Agreement dated as of July 30, 2009 (as amended, restated, amended and restated, modified, supplemented, renewed or replaced from time to time, the “Credit Agreement”) among Grantor, Pinnacle Airlines, Inc., Colgan Air, Inc., the Loan Parties party thereto, the Lenders party thereto, the Collateral Agent, as administrative agent and collateral agent, the Lenders have agreed to make certain Loans to the Borrowers thereunder; and

WHEREAS, in order to induce the Secured Parties to enter into that certain Third Amendment to Credit Agreement dated as of June 24, 2011 and the other Financing Documents and in order to induce the Lenders to make the Loans as provided for in the Credit Agreement, the Grantor has agreed to execute and deliver this Mortgage to the Collateral Agent for the ratable benefit of the Lenders (the Collateral Agent, Lenders and the Administrative Agent collectively referred to herein as the “Secured Parties”).

GRANTING CLAUSE

NOW, THEREFORE, THIS EQUIPMENT MORTGAGE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt and complete payment and performance when due of the Obligations of the Grantor and each Borrower under the Credit Agreement and each of the other Financing Documents, to secure the performance and observance by the Grantor and each Borrower of all the agreements, covenants and provisions contained herein and in the Financing Documents to which they are a party for the benefit of the Collateral Agent on behalf of the Secured Parties and each of the other Indemnitees, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration to the parties to the Financing Documents, the receipt and adequacy whereof are hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and do hereby grant, bargain, sell, assign, transfer, convey,

[Equipment Mortgage and Security Agreement]

 mortgage, pledge and confirm, unto the Collateral Agent, its successors and assigns, for the security and benefit of the Secured Parties, a first priority continuing security interest in and first priority mortgage Lien on all estate, right, title and interest of the Grantor in, to and under the following described property, rights, interests and privileges whether now or hereafter acquired and subject to the Lien hereof (which collectively, including all property hereafter specifically subjected to the Lien of this Mortgage by any instrument supplemental hereto, are herein called the “Collateral”):

(1)           each Engine (each such Engine having 550 or more rated take-off horsepower or the equivalent thereof) as the same is now and will hereafter be constituted, whether now or hereafter acquired and subjected to the Lien hereof, and whether or not any such Engine shall be installed in or attached to any airframe and all substitutions or replacements therefor, as provided in this Mortgage, together with all Parts of whatever nature which are from time to time included in any “Engine”, whether now or hereafter acquired and subjected to the Lien hereof, and all renewals, substitutions, replacements, additions, improvements, accessories and accumulations with respect to any of the foregoing, and all records, logs, manuals, maintenance data and inspection, modification and overhaul records and other related materials with respect to any of the foregoing (as may be required to be maintained by the Grantor under an FAA (or similar aviation authority) approved maintenance program);

(2)           all Spare Parts currently owned or hereafter acquired by the Grantor, including, without limitation, Repairables, Rotables, Expendables and Life Limited Parts, and all substitutions or replacements therefor (collectively, the “Qualified Spare Parts”); provided; however, that any Qualified Spare Part that is incorporated in, installed on, attached or appurtenant to, or being used on, an aircraft, engine or spare part that is so incorporated, installed, attached, appurtenant or being used shall be excluded from the Lien of this Mortgage (such Qualified Spare Parts, giving effect to such exclusions, the “Pledged Spare Parts”);

(3)           the rights of the Grantor under any warranty or indemnity, express or implied, regarding title, materials, workmanship, design or patent infringement or related matters in respect of the Pledged Spare Parts;

(4)           (i) the Engine Warranties and (ii) any relevant purchase agreement related to the Engines, in each case to the extent the same relate to continuing rights of the Grantor in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, or workmanship, with respect to an Engine, together in each case under this clause 4 with all rights, powers, privileges, options and other benefits of the Grantor thereunder with respect to such Engine, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Grantor is or may be entitled to do thereunder;

(5)           all proceeds with respect to the requisition of title to or use of each Engine or any Part thereof, or any Pledged Spare Parts, all insurance proceeds or indemnity payments with respect to any of the foregoing and any other proceeds of any kind resulting from an Event of Loss;

[Equipment Mortgage and Security Agreement]

(6)           all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Collateral Agent by or for the account of the Grantor pursuant to the terms hereof and held or required to be held by the Collateral Agent hereunder;

(7)           any and all property that may, from time to time hereafter, in accordance with the provisions of the Financing Documents, by delivery or by Mortgage Supplement or by other writing of any kind, for the purposes hereof be in any way subjected to the Lien and security interest hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited hereunder, in which a security interest may be granted by the Grantor and/or pledged by the Grantor, or any Person authorized to do so on its behalf or with its consent, to and with the Collateral Agent, who is hereby authorized to receive the same at any and all times as and for additional security hereunder;

(8)           all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Mortgage;

(9)           all right, title, interest, associated rights, claims and demands of the Grantor, in, to and under any interchange agreement, pooling agreement or similar contract related to any Engine or Pledged Spare Part or otherwise in respect of any of same;

(10)           all records, logs, manuals, maintenance data and inspection, modification and overhaul records and other related materials with respect to any of the Pledged Spare Parts (as may be required to be maintained by the Grantor under an FAA (or similar aviation authority) approved maintenance program;

(11)           any relevant software license or other intellectual property related to the use and/or operation by Holdings, the Grantor or any other Person of the Tracking System, including, without limitation, the AeroSoft Systems Inc./Canada inventory management software associated with the Tracking System; and

(12)           all proceeds of the foregoing, including, without limitation, all causes of action, claims, associated rights and warranties now or hereafter held by the Grantor in respect of any of the items listed above and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

HABENDUM CLAUSE

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

1.           It is expressly agreed that anything herein contained to the contrary notwithstanding, the Grantor shall remain liable under each of the contracts and agreements included in the Collateral to which it is a party to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither the Collateral Agent nor any of the Secured Parties shall have any obligation or liability under any such contracts and agreements to which the Grantor is a party by reason of or arising out of

[Equipment Mortgage and Security Agreement]

 the assignment hereunder, nor shall the Collateral Agent or any Secured Party be required or obligated in any manner to perform or fulfill any obligations of the Grantor, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

2.           The Grantor does hereby designate the Collateral Agent the true and lawful attorney-in-fact of the Grantor, irrevocably, for good and valuable consideration and coupled with an interest and with full power of substitution (in the name of the Grantor or otherwise), subject to the terms and conditions of this Mortgage, to ask, require, demand, receive, sue for, compound and give acquittance for any and all moneys and claims for moneys due (in each case including insurance and requisition proceeds and indemnity payments) and to become due to the Grantor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the premises as fully as the Grantor itself could do generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and to effect the intent of this Mortgage; provided, that the Collateral Agent shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default.  Without limiting the foregoing, during the continuance of any Event of Default, but subject to the terms hereof and any mandatory requirement of applicable law, the Collateral Agent shall have the right under such power of attorney in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of the Grantor or otherwise, which the Collateral Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Collateral Agent in and to the security intended to be afforded hereby.  The Grantor agrees that after the occurrence and during the continuance of an Event of Default, promptly upon receipt thereof, it will transfer to the Collateral Agent any and all moneys from time to time received by the Grantor constituting part of the Collateral, for distribution by the Collateral Agent pursuant to the Credit Agreement and this Mortgage.

3.           The Grantor agrees that at any time and from time to time upon the written request of the Collateral Agent, the Grantor, at its sole cost and expense, will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Collateral Agent may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and/or intended to be effected hereunder and of the rights and powers herein granted and/or intended to be granted hereunder including, without limitation, taking such steps as may be required to establish, maintain or enforce the Lien intended to be granted hereunder in full force and effect (whether under the UCC, Title 49, the Cape Town Convention or the law of any other jurisdiction under which any Engine, any Pledged Spare Part or other portion of the Collateral may be registered).

[Equipment Mortgage and Security Agreement]

4           The Grantor does hereby warrant and represent that none of the Collateral is currently subject to any assignment, pledge or other Lien (other than Permitted Liens), and hereby covenants that it will not otherwise assign or pledge, so long as the Lien of this Mortgage has not been discharged in accordance with the terms hereof, any of its rights, title or interests hereby assigned to any Person other than the Collateral Agent.

5.           It is hereby further agreed that any and all property described or referred to in the granting clause hereof which is hereafter acquired by the Grantor shall ipso facto, and without any other conveyance, assignment or act on the part of the Grantor or the Collateral Agent, become and be subject to the Lien herein granted as fully and completely as though specifically described herein.

IT IS HEREBY FURTHER COVENANTED AND AGREED by and among the parties hereto as follows:

                    ARTICLE 1

DEFINITIONS

Section 1.01. Definitions.  (a)  For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:

(1)           each of the “Grantor,” “Collateral Agent,” any “Lender” or any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

(2)           the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

(3)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, as in effect from time to time;

(4)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision;

(5)           all references in this Mortgage to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Mortgage; and

(6)           the terms “international interest” and “prospective international interest” shall have the meaning given to them in (or as appropriate, shall be construed in accordance with) the Cape Town Convention.

(b) For all purposes of this Mortgage, the following capitalized terms have the following respective meanings:

[Equipment Mortgage and Security Agreement]

“Additional Insured” shall mean each Lender, the Collateral Agent, the Administrative Agent, each other “Secured Party” under the Credit Agreement and each of their respective Affiliates, successors and permitted assigns, and the respective directors, officers and employees of each of the foregoing.

“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Cape Town Convention” means, collectively, The Convention on International Interests in Mobile Equipment, concluded in Cape Town, South Africa, on November 16, 2001 (utilizing the English-language version thereof as in effect in the United States on the Closing Date), together with the Protocol and all regulations and rules promulgated thereunder.

“Certificated Air Carrier” shall mean a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation of the United States pursuant to Chapter 447 of Title 49 for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110 of the Bankruptcy Code or any analogous provision of the Bankruptcy Code.

“Citizen of the United States” shall have the meaning given to such term in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the United States Department of Transportation pursuant to its policies.

“Closing Date” shall mean the date of the initial Mortgage Supplement.

“Collateral” shall have the meaning assigned thereto in the Granting Clause hereof but shall not include the Excluded Collateral.

“Collateral Agent” shall have the meaning given to that term in the first paragraph of this Mortgage.

“Engine” shall mean (i) those specific engines owned by the Grantor which is listed by Manufacturer, model and Manufacturer’s serial number in any Mortgage Supplement, and whether or not either initially or from time to time installed on an airframe; (ii) any Replacement Engine owned by the Grantor which may from time to time be substituted for any of such Engines pursuant to the terms hereof; and (iii) in either case, any and all Parts which are from time to time incorporated or installed in or attached to any such Engine and any and all Parts removed therefrom unless the Lien of this Mortgage shall not apply to such Parts in accordance with Section 2.02.

“Engine Warranties” means all warranties and assurances, including rights to intellectual property necessary for the operation of an Engine, relating to such Engine and related equipment manufactured by the relevant engine manufacturer.

“Equipment” shall mean, individually or collectively, as the context may require, the Engines and the Pledged Spare Parts which are the subject of this Mortgage and deemed to be “Collateral” hereunder.

[Equipment Mortgage and Security Agreement]

“Equipment Mortgage and Security Agreement” or “this Agreement” or “this Mortgage” shall mean this Equipment Mortgage and Security Agreement, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.

“Event of Default” has the meaning specified in the Credit Agreement.

“Event of Loss” shall mean, with respect to any item of Equipment, any of the following events with respect to such property:  (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by the Grantor for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft, hijacking or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition or taking of title to, or use of, such property by any governmental or purported governmental authority (other than a requisition for use by the United States Government), which in the case of any event referred to in this clause (iii) shall have resulted in the loss of title or possession of such property by the Grantor for a period in excess of 30 consecutive days; (iv) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body having jurisdiction, use of such property in the normal course of the business of air transportation shall have been prohibited for a period in excess of 180 consecutive days; (v) the requisition for use by any government of registry of the relevant Engine (other than the United States government) or any instrumentality or agency thereof; and (vi) any divestiture of title to an Engine treated as an Event of Loss pursuant to Sections 2.01(b)(i) and 3.01 hereof.

“Excluded Collateral” means all assets of the Grantor other than Engines, Pledged Spare Parts and the related items of Collateral described in clauses (1) to (12) of the definition of Collateral.

“Expendables” means a Spare Part that, once used, cannot be reused and, if not serviceable, generally cannot be overhauled or repaired.

“FAA” shall mean the Federal Aviation Administration (or any successor agency thereto).

“Grantor” shall have the meaning given to that term in the first paragraph of this Mortgage.

“Indemnitees” shall have the meaning specified therefor in the Credit Agreement.

“International Registry” shall have the meaning specified in the Cape Town Convention.

“Lien” shall have the meaning specified therefor in the Credit Agreement.

“Life Limited Parts” means a Spare Part that (i) has a finite operating life that is defined by hours, cycles or calendar limit and (ii) cannot be overhauled or repaired when it reaches its life limit.

[Equipment Mortgage and Security Agreement]

“Manufacturer” shall mean, with respect to any item of Equipment, the manufacturer thereof, and its successors and assigns.

“Mortgage Supplement” shall mean any supplement to this Mortgage which is delivered from time to time pursuant to the terms hereof in the form of Exhibit A hereto.

“Parts” shall mean, with respect to an Engine, any and all appliances, parts, instruments, appurtenances, accessories, rotables, avionics, furnishings, seats, and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by the Grantor from a third party, so long as title thereto shall remain vested in such third party and (c) cargo containers) which may from time to time be incorporated or installed in or attached to such Engine or which have been removed therefrom, unless the Lien of this Mortgage shall not be applicable to such Part in accordance with Section 2.02.  For the avoidance of doubt, a Pledged Spare Part shall not constitute a Part unless and until it shall have been incorporated or installed in or attached to an Engine or which may thereafter be removed therefrom unless the Lien of this Mortgage shall not be applicable thereto in accordance with Section 2.02.

“Permitted Liens” shall have the meaning specified therefor in the Credit Agreement.

“Pledged Spare Parts” has the meaning set forth in clause (2) of the Granting Clauses of this Mortgage.

“Protocol” means The Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, concluded in Cape Town, South Africa, on November 16, 2001 (utilizing the English-language version thereof).

“Repairable” means a Spare Part that can be economically restored to a serviceable condition, but has a life that is materially shorter than the life of the flight equipment to which it relates (for the avoidance of doubt, a Repairable cannot be a Rotable and vice versa).

“Replacement Engine” shall mean any engine substituted for an Engine in accordance with Section 3.01 hereof.

“Rotable” means a Spare Part that wears over time and can be repeatedly restored to a serviceable condition over a period approximating the life of the flight equipment to which it relates.

“Spare Parts” shall mean any and all appliances, engines, parts, instruments, appurtenances, accessories, rotables, furnishings, avionics, seats and other equipment of whatever nature (including, but not limited to, “spare parts”, as defined at 49 U.S.C.§ 40102(a)(43) and “appliances” as defined at 49 U.S.C.§ 40102(a)(11)) (other than complete airframes, Engines, engines or propellers, unless being surveyed) which are now or hereafter maintained as spare parts or appliances by or on behalf of the Grantor at the Spare Parts Locations described in the initial Mortgage Supplement or in any subsequent Mortgage Supplement.

[Equipment Mortgage and Security Agreement]

“Spare Parts Locations” means any of the locations described in the initial Mortgage Supplement, and any subsequent Mortgage Supplement at which Pledged Spare Parts are held by or on behalf of the Grantor.

“Title 49” shall mean Title 49 of the United States Code, as amended and in effect from time to time, and the regulations promulgated pursuant thereto.

“Tracking System” shall mean the Grantor’s (or the Grantor’s vendor’s, as the case may be) computer system for identifying, monitoring and tracking the location, condition and status of the Pledged Spare Parts on a per unit basis, and any and all improvements, upgrades or replacement systems.

“UCC” shall mean the Uniform Commercial Code (or any similar equivalent legislation) as in effect in any applicable jurisdiction.

“United States” or “U.S.” shall mean the United States of America.

“United States Government” shall mean the federal government of the United States or any instrumentality or agency thereof.

                    ARTICLE 2

COVENANTS OF THE GRANTOR

The Grantor hereby represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Mortgage, as follows:

Section 2.01. Maintenance and Operation of Engines and Possession; Insignia.

(a) (1) Maintenance.  The Grantor, at its own cost and expense, shall: (i) maintain, service, repair, test and overhaul (or cause to be maintained, serviced, repaired, tested and overhauled) each Engine (w) in accordance with the Grantor’s FAA-approved maintenance program for the make and model of the asset in question, (x) so as at all times to keep such Engine in as good an operating condition as when initially subjected to the Lien hereof, ordinary wear and tear excepted and (y) in the same or better manner as the Grantor maintains, services, repairs or overhauls similar engines owned or operated by the Grantor in similar circumstances; (ii) maintain or cause to be maintained in English all records, logs and other materials required to be maintained in respect of such Engines by the FAA; and (iii) promptly furnish or cause to be furnished to the Collateral Agent such information as may be required to enable the Collateral Agent to file any reports required to be filed by the Collateral Agent with any governmental authority because of such Persons’ interest in such Collateral hereunder.

(2) Operation.  The Grantor shall not maintain, use, service, repair, overhaul or operate any Engine in violation of any law or any rule, regulation, treaty, order or certificate of any Governmental Authority, aviation authority in any foreign country or airport authority having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to such Engine issued by any such authority.

[Equipment Mortgage and Security Agreement]

In the event that any such law, rule, regulation, treaty, order, certificate, license or registration requires alteration of any Engine, the Grantor will conform thereto or obtain conformance therewith at no expense to the Collateral Agent.  Notwithstanding the foregoing, the Grantor may contest in good faith the validity or application of any such law, rule, regulation, treaty, order, certificate, license, registration or violation in any reasonable manner which does not involve any material danger of the sale, forfeiture, or loss of any Engine, any danger of criminal liability or material civil penalty for the Collateral Agent or any Secured Party or impair the Collateral Agent’s or any Secured Party’s interest in such Engine or any Financing Document, including the Lien of this Mortgage.  If the indemnities or insurance from the United States Government specified in Section 2.03, or some combination thereof in amounts equal to amounts required by Section 2.03, have not been obtained, the Grantor will not operate or locate an Engine, or permit any other Person to operate or locate an Engine, in or to any area excluded from coverage by any insurance required to be maintained by the terms of Section 2.03; provided, however, that the failure of the Grantor to comply with the provisions of this sentence shall not give rise to an Event of Default if such failure is attributable solely to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other isolated extraordinary event beyond the control of the Grantor and the Grantor is taking all reasonable steps to remedy such failure as soon as practicable.

(b) Possession.  The Grantor shall not, without the prior written consent of the Collateral Agent, lease (whether by way of a finance lease, operating lease, or otherwise) or otherwise in any manner deliver, transfer or relinquish possession of any Engine; provided that, so long as no Event of Default shall have occurred and be continuing at the time of such delivery, transfer or relinquishment of possession or installation and so long as such action shall not deprive the Collateral Agent of the perfected and enforceable Lien of this Mortgage on such Engine, and subject in all cases to any limitations or requirements set forth in the Credit Agreement, the Grantor may, without the prior written consent of the Collateral Agent, so long as the Grantor shall comply with any other applicable requirements of this Mortgage:

(i) subject such Engine to normal interchange or pooling agreements or similar arrangements, in each case customary in the commercial airline industry and entered into by the Grantor in the ordinary course of its business with any Certificated Air Carrier; provided, that (A) no transfer of the registration of any airframe on which such Engine is installed shall be effected in connection therewith, (B) no such interchange or pooling agreement or arrangement contemplates, requires or results in the transfer of title to such Engine, (C) if the Grantor’s title to such Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine, and the Grantor shall comply with Section 3.01 hereof in respect thereof and (D) upon entering into such arrangement, the Grantor shall provide notice thereof to the Collateral Agent and shall furnish copies of the relevant agreements associated therewith to the Collateral Agent;

(ii) deliver possession of such Engine to the Manufacturer thereof or to any other Person for testing, service, repair, maintenance or overhaul work on such Engine or any part of any thereof or for alterations or modifications therein or additions thereto to the extent required or permitted by the terms hereof;

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(iii) install an Engine on an airframe owned by the Grantor which airframe is free and clear of all Liens, except:  (A) Permitted Liens and those which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), (B) the rights of Certificated Air Carriers under interchange agreements which would be permitted under clause (i) above, provided that Grantor’s title to such Engine shall not be divested as a result thereof and (C) mortgage Liens or other security interests, provided, that (as regards this clause (C)), (x) such mortgage Liens or other security interests effectively provide that such Engine shall not become subject to the Lien of such mortgage or security interest, notwithstanding the installation thereof on such airframe, and (y) the Grantor shall use commercially reasonable efforts to obtain an acknowledgment within ten (10) Business Days of such installation in form and substance satisfactory to the Collateral Agent from the relevant secured party in respect of such airframe, that such secured party recognizes the Collateral Agent’s security interest in, and agrees not to assert a lien or other claim in respect of, such Engine (the parties hereto agree that to the extent that the Grantor is unable to obtain such acknowledgment, the Collateral Agent shall determine whether the Outstanding Term Loan exceeds the Maximum Availability pursuant to the Credit Agreement, and the Grantor and the Collateral Agent shall discuss alternative collateral arrangements in accordance with Section 2.1(b) of the Credit Agreement);

(iv) install an Engine on an airframe leased to the Grantor or purchased by the Grantor subject to a conditional sale or other security agreement, provided that (x) such airframe is free and clear of all Liens, except:  (A) the rights of the parties to the lease or conditional sale or other security agreement covering such airframe, or their assignees and (B) Liens of the type permitted by subparagraph (iii) of this Section 2.01(b), and (y) such lease, conditional sale or other security agreement effectively provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement or any other right, title or interest of such lessor, seller or secured party, notwithstanding the installation thereof on such airframe, and the Grantor shall use commercially reasonable efforts to obtain an acknowledgment within ten (10) Business Days of such installation in form and substance satisfactory to the Collateral Agent from the relevant lessor, seller or secured party in respect of such airframe, that such lessor, seller or secured party recognizes the Collateral Agent’s security interest in, and agrees not to assert a lien or other claim in respect of, such Engine (the parties hereto agree that to the extent that the Grantor is unable to obtain such acknowledgment, the Collateral Agent shall determine whether the Outstanding Term Loan exceeds the Maximum Availability pursuant to the Credit Agreement, and the Grantor and the Collateral Agent shall discuss alternative collateral arrangements in accordance with Section 2.1(b) of the Credit Agreement);

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(v) transfer possession of such Engine to the United States of America or any instrumentality or agency thereof pursuant to the Civil Reserve Air Fleet Program so long as the Grantor shall promptly notify the Collateral Agent (x) upon transferring possession of such Engine to the United States of America or any agency or instrumentality thereof pursuant to this clause (v) and (y) in the case of a transfer involving the Civil Reserve Air Fleet Program, of the name and the address of the Contracting Office Representative for the Military Airlift Command of the United States Air Force to whom notice must be given;

(vi) transfer possession of such Engine to the United States of America or any instrumentality or agency thereof pursuant to a lease, contract or other instrument, a copy of which shall be provided to Collateral Agent and provided that the Collateral Agent is provided prompt written notice thereof; or

(vii) provided that no Event of Default has occurred and is continuing, and to the extent expressly permitted by the Credit Agreement, sell or dispose of such Engine, with the proceeds of such sale or disposition being distributed in the manner specified in the Credit Agreement and with such Engine being released from the terms hereof.

The rights of any transferee who receives possession by reason of a transfer permitted by this Section 2.01(b) shall be during the period of such possession, subject and subordinate to, all the terms of this Mortgage, including, without limitation, the covenants contained in this Article 2, including the inspection rights contained in Section 2.04, and the Collateral Agent’s right to repossess an Engine, as applicable, and to avoid and terminate any such arrangement upon such repossession (and the Collateral Agent may require specific subordinations of said interest be obtained and filed or registered to perfect the same), and the Grantor shall remain primarily liable for the performance of all of the terms of this Mortgage, and the terms of any such arrangement shall not permit any Person to take any action not permitted to be taken by the Grantor in this Mortgage with respect to such Engine.  No interchange agreement, pooling agreement or other relinquishment of possession of an Engine shall in any way discharge or diminish any of the Grantor’s obligations to the Collateral Agent under this Mortgage or constitute a waiver of the Collateral Agent’s rights or remedies hereunder or under any Financing Document, and the Grantor shall in all cases comply with Section 5.1(k) of the Credit Agreement by notifying the Collateral Agent of the location of each Engine within eighteen (18) days after the end of each fiscal month.

In the case of any arrangement entered into pursuant to this Section 2.01(b), the Grantor will include in the documentation relating thereto appropriate provisions which make such arrangement expressly subject and subordinate to this Mortgage, including the Collateral Agent’s and each Lender’s right to avoid or otherwise terminate such arrangement in the exercise of its rights to repossession hereunder.  No such arrangement shall be entered into unless the Grantor shall reimburse the Collateral Agent for all of its reasonable out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel) incurred in connection therewith.

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The Collateral Agent acknowledges that any consolidation or merger of the Grantor or conveyance, transfer or lease of all or substantially all of the Grantor’s assets permitted by and in conformance with the Credit Agreement shall not be prohibited by this Section 2.01.

Any arrangement entered into pursuant to this Section 2.01(b) shall not permit any further leasing of the applicable Engine.

(c) Placard.  On or prior to the Closing Date, or as soon thereafter as practicable (and, in any event, within sixty (60) days of the Closing Date), the Grantor agrees to affix and maintain (or cause to be affixed and maintained), at its expense, a placard bearing the inscription:

“THIS ENGINE IS MORTGAGED TO

C.I.T. LEASING CORPORATION, AS

COLLATERAL AGENT”

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Collateral Agent, in each case as permitted under the Financing Documents).

Except as above provided, the Grantor will not allow the name of any Person to be placed on any Engine as a designation that might be interpreted as a claim of ownership.

Section 2.02. Replacement and Pooling of Parts; Alterations, Modifications and Additions.

(a) Replacement of Parts.  The Grantor, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in Section 2.02(c).  All replacement Parts shall be owned by the Grantor free and clear of all Liens (except Permitted Liens, pooling arrangements permitted by Section 2.02(b) hereof and replacement parts temporarily installed on an emergency basis) and shall be in as good an operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.  All Parts at any time removed from any Engine shall remain the property of the Grantor and subject to the Lien of this Mortgage, no matter where located, and shall be used, maintained, overhauled and/or repaired, as the case may be, in accordance with Section 2.06(c) hereof.  Immediately upon any replacement Part becoming incorporated or installed in or attached to an Engine, without further act (subject only to Permitted Liens and any pooling arrangement permitted by Section 2.02(b) hereof and except replacement parts temporarily installed on an emergency basis), such replacement Part shall become the property of the Grantor and subject to the Lien of this Mortgage and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Engine.

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(b) Pooling of Parts.  Any Part removed from any Engine as provided in Section 2.02(a) hereof may be subjected by the Grantor to a pooling arrangement of the type which is permitted by, and in accordance with the terms of, Section 2.01(b)(i) hereof; provided that, the Grantor shall in all cases comply with Section 5.1(k) of the Credit Agreement by notifying the Collateral Agent of the location of such Part within eighteen (18) days after the end of each fiscal month.  In addition, any replacement Part when incorporated or installed in or attached to an Engine in accordance with such Sections may be owned by any Certificated Air Carrier subject to such a pooling arrangement, provided, that the Grantor, at its expense, as promptly thereafter as practicable, either (i) causes such replacement Part to become subject to the Lien of this Mortgage, free and clear of all Liens other than Permitted Liens or (ii) replaces or causes to be replaced such replacement Part with a further replacement Part owned by the Grantor which shall become the property of the Grantor and subject to the Lien of this Mortgage, free and clear of all Liens other than Permitted Liens.

(c) Alterations, Modifications and Additions.  The Grantor, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to each Engine as may be required to be made from time to time so as to comply with any law, rule, regulation or order of any Governmental Authority of any jurisdiction in which any Engine may be located; provided, however, that the Grantor may, in good faith, and by appropriate proceedings contest the validity or application of any such law, rule, regulation or order (commencement of such contest to occur within 45 days of the date on which the Grantor is required to make such alterations or modifications) in any reasonable manner which does not materially adversely affect the Collateral Agent or any Secured Party or any of their respective legal and economic interests in or to such Engine, subject any such Person to material risk of any civil or any criminal penalties, or involve any material risk of loss or forfeiture of title to any Engine.  In addition, subject to the last sentence of this Section 2.02(c), the Grantor, at its own expense, may from time to time make such alterations and modifications in and additions to any Engine as the Grantor may deem desirable in the proper conduct of its business, including removal of Parts which the Grantor deems to be obsolete or no longer suitable or appropriate for use on such Engine; provided that no such alteration, modification, removal or addition impairs the condition or airworthiness of such Engine, or materially diminishes the utility of such Engine below the condition, airworthiness, or utility thereof immediately prior to such alteration, modification, removal or addition assuming such Engine was then in the condition required to be maintained by the terms of this Mortgage; provided further that if any such alteration, modification, removal or addition materially diminishes the current market value of such Engine below the current market value thereof immediately prior to such alteration, modification, removal or addition, then the Grantor shall promptly notify the Collateral Agent thereof.  All Parts incorporated or installed in or attached or added to an Engine as the result of such alteration, modification or addition (except those parts which are excluded from the definition of Parts or which may be removed by the Grantor pursuant to the next sentence) (the “Additional Parts”) shall, without further act, become subject to the Lien of this Mortgage.  Notwithstanding the foregoing sentence, the Grantor may, at its own expense, so long as no Event of Default shall have occurred and be continuing, remove or suffer to be removed any Additional Part, provided that such Additional Part (i) is in addition to, and not in replacement of or substitution for, any

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 Part originally incorporated or installed in or attached to such Engine or any Part in replacement of or substitution for any such Part and (ii) is not required to be incorporated or installed in or attached or added to such Engine pursuant to the first sentence of this paragraph (c).  Upon the removal thereof as provided above, such Additional Part shall no longer be deemed to be subject to the Lien of this Mortgage or part of such Engine from which it was removed and may be sold or otherwise disposed of by the Grantor in the ordinary course of its business.

Section 2.03. Insurance.

(a) Obligation to Insure.  The Grantor shall comply with, or cause to be complied with, each of the provisions of Exhibit B hereto, which provisions are hereby incorporated by reference as if set forth in full herein.

(b) Insurance for Own Account.  Nothing in this Section 2.03 shall limit or prohibit (x) the Grantor from maintaining the policies of insurance required under Exhibit B with higher limits than those specified in Exhibit B or other insurance for its own account or (y) the Collateral Agent or any Additional Insured from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by the Grantor pursuant to this Section 2.03 and Exhibit B.

(c) Application of Insurance Proceeds.  As between the Grantor and the Collateral Agent, it is agreed that all insurance proceeds will be distributed in accordance with the terms of Exhibit B.  If either the Collateral Agent or the Grantor receives a payment of such insurance proceeds in excess of its entitlement pursuant to this Mortgage, it shall promptly pay such excess to the other party.

(d) Indemnification by Government in Lieu of Insurance.  Notwithstanding any provisions of this Section 2.03 requiring insurance, the Collateral Agent agrees to accept, in lieu of insurance against any risk, indemnification from, or insurance provided by, the government of the United States of America or any agency or instrumentality thereof the obligations of which are supported by the full faith and credit of the government of the United States of America, against such risk in an amount which, when added to the amount of insurance against such risk maintained by the Grantor shall be at least equal to the amount of insurance against such risk otherwise required by this Section 2.03.  The Grantor shall furnish to the Collateral Agent and to the Additional Insureds, in advance of attachment of such indemnity or insurance, a certificate of a responsible financial or legal officer of the Grantor confirming in reasonable detail the amount and scope of such indemnification or insurance and that such indemnification or insurance complies with the preceding sentence.

(e) Application of Payments During Existence of an Event of Default.  Any amount described in this Section 2.03 that is payable or creditable to, or retainable by, the Grantor shall not be paid or credited to, or retained by, the Grantor if at the time such payment, credit or retention would otherwise occur, an Event of Default shall have occurred and be continuing, but shall instead be held by or paid over to the Collateral Agent as security for the

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 obligations of the Grantor under this Mortgage and the Financing Documents.  At such time as there shall not be continuing any Event of Default, such amount shall be paid to the Grantor to the extent not previously applied in accordance with this Mortgage.

Section 2.04. Inspection.  At reasonable times and on at least fifteen (15) days’ prior written notice to the Grantor, the Secured Party or its authorized representatives may (but not more than once per calendar year in respect of an Engine or the Pledged Spare Parts; provided that such limitation shall not be applicable if an Event of Default has occurred and is continuing) inspect any Engine or Pledged Spare Parts and inspect and make copies of the books, logs and records of the Grantor relating to the maintenance of such Engine or Pledged Spare Parts and shall keep any information or copies obtained thereby confidential on the same terms set forth in Section 10.12 of the Credit Agreement.  Any such inspection of the Pledged Spare Parts or any Engine shall be during normal business hours and shall be limited to a visual, walk-around inspection, but shall not include opening any panels, bays or the like without the express written consent of the Grantor; provided that, so long as no Event of Default shall have occurred and be continuing, no exercise of such inspection right shall interfere with the normal operation or maintenance of the Pledged Spare Parts or any Engine by, or the business of, the Grantor.  Upon the written request of any Secured Party, the Grantor will give such Secured Party notice of the next scheduled overhaul or other maintenance visit with respect to an Engine and afford such Person an opportunity to be present at the same without interfering (so long as no Event of Default has occurred and is continuing) in any material respect with the maintenance, operations or business of the Grantor.  The Secured Parties shall not have any duty to make any such inspection nor shall any such Persons incur any liability or obligation by reason of not making any such inspection.

Section 2.05. Other Representations, Warranties and Covenants.

(a) Title.  The Grantor hereby represents and warrants, as to itself, as applicable, that (i) it has good and marketable title to (x) each item of Equipment listed on each Mortgage Supplement executed and delivered on the Closing Date and will have good and marketable title to each item of Equipment listed on each subsequent Mortgage Supplement at the time of execution and delivery thereof; (y) each of the Pledged Spare Parts on the Closing Date; (ii) it will have good title to any other Collateral which is subject to this Mortgage or which becomes subject to this Mortgage from time to time hereafter; and (iii) any Engines covered hereby from time to time are correctly described by Manufacturer, model and serial number as set forth on the Manufacturer’s serial plate for said items of Equipment, in each case subject to Permitted Liens.

(b) Necessary Filings.  Upon (x) the filing of this Mortgage with the FAA in accordance with Title 49 and the regulations thereunder and with any applicable Governmental Authority in any other jurisdiction as deemed necessary or advisable by the Collateral Agent, (y) the appropriate registrations with the International Registry and (z) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created hereby under the UCC as in effect in any applicable jurisdiction and affixing the placard referred to in Section 2.01(c) herein, (i) all filings, registrations and recordings (including, without limitation, the filing of financing statements under the UCC)

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 necessary under the laws of the United States (or any state thereof) or any other jurisdiction to create, preserve, protect and perfect the security interest granted by the Grantor to the Collateral Agent hereby in respect of the Collateral have been accomplished or, as to Collateral to become subject to the security interest of this Mortgage as provided herein from time to time after the date hereof, will be filed simultaneously with such Collateral being subject to the Lien of this Mortgage, and (ii) the security interest granted to the Collateral Agent pursuant to this Mortgage in and to the Collateral will constitute a perfected security interest therein prior to the rights of all other Persons therein, but subject to no other Liens (other than Permitted Liens), and is entitled to all the rights, priorities and benefits afforded by Title 49, and other relevant U.S. law and any applicable Laws as enacted in any other relevant jurisdiction to perfected security interests or Liens.

(c) No Liens.  The Grantor is, and as to Collateral acquired by it from time to time after the date hereof will be, the owner of all Collateral free from any Lien, or other right, title or interest of any Person (other than Permitted Liens), and the Grantor shall promptly, at its own expense, (i) defend the Collateral against all claims and demands of all Persons (other than Persons claiming by, through or under the Collateral Agent) at any time claiming the same or any interest therein adverse to the Collateral Agent and (ii) take such action as may be necessary to duly discharge any Lien (other than a Permitted Lien) arising at any time.

(d) Other Financing Statements.  There is no financing statement (or similar statement or instrument of encumbrance under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than Permitted Liens and other than any financing statements or FAA filings that relate to transactions for which all obligations have been paid in full and for which there is no commitment on the part of any Person to advance funds or perform any obligation that would otherwise be secured by any collateral described in such financing statement), and so long as any of the Obligations remain unpaid, the Grantor will not execute or authorize or permit to be filed in any public office any financing statement or statements (or similar statement or instrument of encumbrance under the law of any jurisdiction) relating to the Collateral other than with respect to Permitted Liens.

(e) Without limiting the generality of the Grantor’s obligations under Section 6.9 of the Credit Agreement, the Grantor:  (a) represents and warrants, as of the Closing Date, that the Grantor and each of its Subsidiaries are in compliance with the provisions described therein, (b) covenants that the Grantor and each of its Subsidiaries shall be and remain in compliance with such provisions at all times while the Lien of this Mortgage is in effect, and (c) further covenants that neither the Grantor nor any of its Subsidiaries shall not enter into any agreement with respect to any item of Equipment secured hereby which would place the Grantor or any of its Subsidiaries in violation of such provisions.

(f) Recourse.  This Mortgage is made with full recourse to the Grantor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of the Grantor contained herein, in the other Financing Documents and otherwise in writing in connection herewith or therewith.

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(g) Filings.  The Grantor will take, or cause to be taken, at its sole cost and expense, such action with respect to (x) the recording, filing, re-recording and re-filing of this Mortgage and each Mortgage Supplement in the office of the FAA, pursuant to Title 49, and in such other places as may be required under any applicable Law or regulation (in the U.S. or elsewhere), (y) the appropriate registrations of any and all “prospective international interests” or “international interests” (as such terms are defined in the Cape Town Convention) created hereby or thereby with the International Registry and (z) any financing statements or other instruments as are necessary, appropriate or reasonably requested by the Collateral Agent, in order to maintain so long as this Mortgage is in effect, the perfection and preservation of the Lien created by this Mortgage, and will furnish to the Collateral Agent timely notice of the necessity of such action, together with, if requested by the Collateral Agent, such instruments, in execution form, and such other information as may be reasonably required to enable the Collateral Agent to take such action or otherwise reasonably requested by the Collateral Agent.  To the extent permitted by applicable law, the Grantor hereby authorizes the Collateral Agent to execute and file financing statements or continuation statements without the Grantor’s signature appearing thereon.  The Grantor shall pay the costs of, or incidental to, any recording or filing, including, without limitation, any filing of financing or continuation statements, concerning the Collateral.

(h) Section 1110 of the Bankruptcy Code.  The Collateral Agent is entitled to the benefits of Section 1110 of the Bankruptcy Code, subject to the Grantor’s rights thereunder, with respect to the right to take possession of any of the Engines and the Pledged Spare Parts and to enforce any of its other rights or remedies as provided in this Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which the Grantor is a debtor, all subject to the provisions and limitations of the Bankruptcy Code.  The Grantor hereby confirms to the Collateral Agent that all Engines and Pledged Spare Parts subjected to the Lien of this Mortgage shall have been first placed in service after October 22, 1994.

(i) Certificated Air Carrier.  The Grantor hereby confirms that it is a Certificated Air Carrier under Section 44705 of Title 49, and the Pledged Spare Parts are maintained by or on behalf of the Grantor at the Spare Parts Locations.

(j) Guards and Representatives.  If a Default or an Event of Default shall have occurred and is continuing, the Grantor shall (or the Grantor shall cause the relevant Person to) permit the Collateral Agent to station guards and representatives, selected by the Collateral Agent in its sole discretion and acting on behalf of the Collateral Agent and the Lenders, with authority to ensure the safekeeping of all Collateral, at each of the Spare Parts Locations.

Section 2.06. Pledged Spare Parts.

(a) Tracking System.  The Grantor shall at all times maintain the Tracking System in at least as favorable a condition as the condition it was in as at the Closing Date and its perpetual inventory procedures for Pledged Spare Parts that provide a continuous internal audit of Pledged Spare Parts.  Notwithstanding the limitations in Section 2.04, at reasonable times during normal business hours and upon reasonable notice to the Grantor (as often as may be reasonably requested), the Collateral Agent shall be entitled to access and inspect the Tracking

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 System to monitor the types, quantities and locations of any Pledged Spare Parts and to ensure the Grantor’s compliance with the terms hereof.  Such inspection right shall not be exercised in a manner which is unduly disruptive to the operation or maintenance of the Tracking System or the business operations of the Grantor.  If requested by the Collateral Agent, the Grantor will use commercially reasonable efforts to obtain a written acknowledgment of the Collateral Agent’s access and inspection rights hereunder from any third party which owns or operates the Tracking System.

(b) Spare Parts Locations.  The Grantor represents, warrants and agrees that prior to any utilization or disposition thereof which is permitted hereunder or under the Credit Agreement, the Pledged Spare Parts shall be maintained by or on behalf of the Grantor at one or more of the Spare Parts Locations, and that the nature of its interest in and to each such location (e.g., owner, leasehold, tenant) is and shall remain as described to the Collateral Agent pursuant to the Financing Documents.  The Grantor will promptly notify the Collateral Agent in writing if any of the representations, warranties or agreements contained in the preceding sentence become inaccurate in any respect with respect to any of the Pledged Spare Parts or its interest therein.  The Grantor will not change or permit the change any of the Spare Parts Locations from their respective locations on the date hereof without reasonable advance written notice to the Collateral Agent of such change.  Except as otherwise permitted under this Mortgage, the Grantor shall keep and maintain all Pledged Spare Parts at one or more of the Spare Parts Locations and shall not suffer or permit any Pledged Spare Part to be stored at any other location unless, in each case, the Grantor provides prior written notice to the Collateral Agent.  The Grantor shall ensure that each Spare Parts Location is a secure facility, adequate for warehousing and storing the Pledged Spare Parts and is at all times covered by property, casualty and premises liability coverage reasonably acceptable and evidenced to the Collateral Agent.  Upon adding a location that is to become a Spare Parts Location in accordance herewith, and upon request of the Collateral Agent, the Grantor will furnish to the Collateral Agent, at Grantor’s sole expense:

(i) a Mortgage Supplement duly executed by the Grantor, identifying each location that is to become a Spare Parts Location and specifically subjecting the Pledged Spare Parts at such location to the Lien of this Mortgage.

(ii) if requested by the Collateral Agent, an opinion of counsel to the Grantor, dated the date of execution of such Mortgage Supplement, in form and substance satisfactory to the Collateral Agent, addressed to the Secured Parties, stating that such Mortgage Supplement has been duly filed for recording, in accordance with the provisions of any applicable Laws, and, if requested by the Collateral Agent, either:  (i) no other filing or recording is required, under any applicable Law, in any other place within the United States (or other applicable jurisdiction) in order to perfect the Lien of this Mortgage on the Pledged Spare Parts held at the pertinent Spare Parts Location or (ii) if any such other filing or recording shall be required that said filing or recording has been accomplished in such other manner and places, which shall be specified in such opinion of counsel, as are necessary to perfect the Lien of this Mortgage with respect to such Pledged Spare Parts; and

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(iii) a certificate from an authorized officer of the Grantor stating that, in the opinion of such officer, all conditions precedent provided for in this Mortgage relating to the subjection of such property to the Lien of this Mortgage have been complied with.

(c) Possession, Use and Maintenance.

(i) Possession.  Without the prior written consent of the Collateral Agent, the Grantor may not sell, lease (whether by way of a finance lease, operating lease or otherwise), transfer or relinquish possession of any Pledged Spare Part to anyone except as permitted by the provisions of Section 2.06(c)(ii) of this Mortgage and except that the Grantor shall have the right, in the ordinary course of business, (x) to transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations or modifications (to the extent required or permitted by the terms hereof) or to any Person for the purpose of transport to any of the foregoing, (y) to subject any Pledged Spare Part to a maintenance servicing agreement arrangement entered into in the ordinary course of business or (z) to transfer any Pledged Spare Part between any Spare Parts Locations.

(ii) Use; Modifications.

(A) Use.  The Grantor shall have the right, at any time and from time to time at its own cost and expense, without the necessity of any release from or consent by the Collateral Agent, to:

(1) incorporate in, install on, attach or make appurtenant to, or use in, any aircraft, engine, spare part or appliance leased to or owned by the Grantor, any Pledged Spare Part, free from the Lien of this Mortgage;

(2) dismantle any Pledged Spare Part that has become worn out or obsolete or unfit for use, and to scrap, sell or dispose of any such Pledged Spare Part or any salvage resulting from such dismantling, free from the Lien of this Mortgage; and

(3) in each event described in the foregoing (1) and (2), any such Pledged Spare Part shall cease to be a “Pledged Spare Part” hereunder.

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(B) Permitted Sales and Modifications. Provided that no Event of Default has occurred and is continuing and to the extent expressly permitted by the Credit Agreement, the Grantor may sell or dispose of Pledged Spare Parts, with the proceeds of such sale or disposition being applied in the manner specified in the Credit Agreement and with such Pledged Spare Parts being released from the terms hereof.  In addition, the Grantor may modify or alter any Pledged Spare Part as the Grantor may deem appropriate in the proper conduct of its business, so long as the Grantor remains in compliance at all times with the requirements of Section 2.06(c)(iii) below, after giving effect to any such modification or alteration.

(iii) Maintenance.  The Grantor:

(A) shall maintain, or cause to be maintained, at all times the Pledged Spare Parts in accordance with, all applicable Laws and regulations issued by the FAA and all applicable laws issued by any other Governmental Authority having jurisdiction over the Grantor or any such Pledged Spare Parts, including making any modifications, alterations, replacements and additions necessary therefor, and shall utilize, or cause to be utilized, the same manner and standard of maintenance with respect to each model of Spare Part included in the Pledged Spare Parts as is utilized for such model of Spare Part owned by the Grantor and not included in the Pledged Spare Parts;

(B) shall maintain, or cause to be maintained in English, all records, logs and other materials required by the FAA or under applicable Laws to be maintained in respect of the Pledged Spare Parts and shall not modify its record retention procedures in respect of the Pledged Spare Parts unless such modification is consistent with the Grantor’s FAA approved maintenance program; provided however, that such modification shall not materially diminish the value of the Pledged Spare Parts, taken as a whole; and

(C) shall maintain, or cause to be maintained on a timely basis, the Pledged Spare Parts in good working order (other than during periods of maintenance, repair, inspection and testing) and condition and shall perform all maintenance thereon necessary for that purpose, excluding Spare Parts that have become worn out or unfit for use, beyond economic repair or become obsolete or scrap.  Notwithstanding anything herein to the contrary, all Rotables and Repairables that are Pledged Spare Parts and, to the extent customary, all Expendables and Life Limited Parts that are Pledged Spare Parts, located at Spare Parts Locations other than as excluded above, shall have a current and valid serviceable tag and shall be in compliance with such tag, in each case in compliance with applicable FAA regulations.

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     ARTICLE 3

EVENT OF LOSS

Section 3.01. Event of Loss with Respect to an Engine.  Upon the occurrence of an Event of Loss (or an event or circumstance which, with the passage of time, would constitute an Event of Loss) with respect to an Engine the Grantor shall forthwith (and in any event, within ten (10) days after such occurrence) give the Collateral Agent written notice thereof and deposit (or, in the event the Collateral Agent, as sole loss payee, shall receive any such amounts, shall pay over) 100% of the net cash proceeds of any insurance claim, indemnity payments or other amounts received in respect thereof immediately upon receipt of such amounts with the Collateral Agent, which amounts shall, subject to the following, be used to prepay a portion of the Loans in accordance with Section 2.9(d) of the Credit Agreement.  Notwithstanding the foregoing, in the case of an Event of Loss with respect to an Engine prior to the occurrence of an Event of Default, or an event under Section 7.1(a) or 7.1(b) of the Credit Agreement which upon notice or lapse of time or both would constitute an Event of Default, the Grantor may, on the date of receipt of the net cash proceeds from the occurrence of such Event of Loss, notify the Collateral Agent that the Grantor intends to apply such net cash proceeds to replace such Engine, and within two (2) Business Days of such date, the Grantor shall use commercially reasonable efforts to cause the Insurance Broker to wire (or to the extent that the Insurance Broker will not wire such funds, the Grantor shall wire) such net cash proceeds necessary to replace such Engine to an account established and maintained by the Collateral Agent in its name at a banking institution or trust company designated by the Collateral Agent (the “Replacement Account”) (it being understood and agreed that the Collateral Agent shall have the sole right to direct the disposition of the funds in the Replacement Account).  The Grantor may substitute an engine that is reasonably satisfactory to the Collateral Agent, which has a CMV at least equal to the CMV of the Engine subject to the Event of Loss prior to such Event of Loss, free and clear of all Liens (other than Permitted Liens) in order that such engine shall be subjected to the Lien of this Mortgage.  Such Replacement Engine shall have at least the value, utility and remaining useful life and shall be in as good an operating condition as the Engine subject to such Event of Loss (assuming that such Engine had been maintained in accordance with the terms of this Mortgage), and such Replacement Engine shall be of the same or improved make and model as the Engine being replaced.  Any insurance proceeds, indemnity payments or other amounts received during the aforementioned periods in the Replacement Account (the “Engine Replacement Proceeds”) shall be held by the Collateral Agent in the Replacement Account for a period of thirty (30) days after receipt thereof.  So long as the above conditions and the conditions precedent specified below have been satisfied, the Collateral Agent shall wire the Engine Replacement Proceeds to the Grantor or its designee upon such replacement.  To the extent that the Engine Replacement Proceeds are not paid to the Grantor or its designee in connection with an engine replacement within thirty (30) days after receipt thereof by the Collateral Agent, the Engine Replacement Proceeds shall be used to prepay a portion of the Loans in accordance with Section 2.9(d) of the Credit Agreement.  In addition, the Grantor’s right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following

[Equipment Mortgage and Security Agreement]

 conditions precedent at the Grantor’s sole cost and expense and the Collateral Agent agrees to make reasonable efforts to cooperate with the Grantor to the extent reasonably necessary to enable it to timely satisfy such conditions:

(a) the following documents shall be duly authorized, executed and delivered by the respective party or parties thereto, and an executed counterpart of each shall be delivered to the Collateral Agent:

(i) a Mortgage Supplement covering the Replacement Engine, which shall have been duly filed for recordation pursuant to Title 49 or such other applicable Law of the jurisdiction other than the United States in which the aircraft of which such Replacement Engine is a part is registered, as the case may be;

(ii) an officer’s certificate of the Grantor stating that each of the conditions with respect to such Replacement Engine have been satisfied;

(iii) UCC financing statements covering the security interests created by this Mortgage (and any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such aircraft may be registered) as are deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in the Replacement Engine;

(iv) a certificate, reasonably satisfactory to the Collateral Agent, in form and substance, of a qualified independent aircraft appraiser certifying that such Replacement Engine has at least the value, utility and remaining useful life and is in as good an operating condition as the Engine subject to such Event of Loss (assuming that such Engine had been maintained in accordance with the terms of this Mortgage); and that the Replacement Engine is of the same or improved make and model as initially mortgaged hereunder;

(v) upon request by the Collateral Agent, the Grantor shall furnish the Collateral Agent with (1) upon recordation, an opinion of qualified FAA counsel, as to the due recordation of the Mortgage Supplement as a first priority Lien on the Replacement Engine, stating that the Replacement Engine is free from Liens of records (except Permitted Liens), and (2) such evidence of compliance with the insurance provisions of Section 2.03 hereof with respect to such Replacement Engine as the Collateral Agent may reasonably request; and

(vi) the Grantor shall have delivered to the Collateral Agent (1) a copy of the bill of sale respecting such Replacement Engine or other evidence of the Grantor’s ownership of such Replacement Engine, reasonably satisfactory to the Collateral Agent and (2) appropriate instruments assigning to the Collateral Agent the benefits, if any, of all manufacturer’s and vendor’s warranties generally available and permitted to be assigned by the Grantor with respect to such Replacement Engine;

[Equipment Mortgage and Security Agreement]

(b) registrations (which may, at a Collateral Agent’s request, include the registration of a prospective international interest) covering the Replacement Engine shall be made with the International Registry covering (A) the international interest evidenced by this Mortgage and (B) the “contract of sale” (as such term is used in the Cape Town Convention) evidenced by a bill of sale delivered pursuant to clause (a)(vi) above; and

(c) the Grantor shall have satisfied any additional conditions to replacement as shall reasonably be specified by the Collateral Agent, acting reasonably (including, without limitation, the delivery of a satisfactory appraisal in relation to any Replacement Engine), at the Grantor’s sole cost and expense.

For all purposes hereof, each such Replacement Engine shall be deemed to be subjected to the Lien of this Mortgage and shall be deemed an “Engine”.

Section 3.02. Event of Loss with Respect to a Pledged Spare Part.  Upon the occurrence of an Event of Loss (or an event or circumstance which, with the passage of time, would constitute an Event of Loss) with respect to a Pledged Spare Part under circumstances in which there has not occurred an Event of Loss with respect to the related Engine (if any) and the CMV of the Pledged Spare Parts subject to such Event of Loss is equal to or less than ***, the Grantor shall forthwith (and in any event, within ten (10) Business Days (or, to the extent that such Event of Loss relates to more than twenty-five percent (25%) of the Pledged Spare Parts at a particular Spare Parts Location, two (2) Business Days) after such occurrence) give the Collateral Agent written notice thereof and deposit (or, in the event the Collateral Agent, as sole loss payee, shall receive any such amounts, shall pay over) 100% of the net cash proceeds of any insurance claim, indemnity payments or other amounts received in respect thereof immediately upon receipt of such amounts with the Collateral Agent, which amounts shall, subject to the following, be used to prepay a portion of the Loans in accordance with Section 2.9(d) of the Credit Agreement.  Notwithstanding the foregoing, in the case of an Event of Loss with respect to a Pledged Spare Part prior to the occurrence of an Event of Default, or an event under Section 7.1(a) or 7.1(b) of the Credit Agreement which upon notice or lapse of time or both would constitute an Event of Default, and where the CMV of the Pledged Spare Parts subject to such Event of Loss is greater than ***, the Grantor may, on the date of receipt of the net cash proceeds from the occurrence of such Event of Loss, notify the Collateral Agent that the Grantor intends to apply such net cash proceeds to replace such Pledged Spare Part, and within two (2) Business Days of such date, the Grantor shall use commercially reasonable efforts to cause the Insurance Broker to wire (or to the extent that the Insurance Broker will not wire such funds, the Grantor shall wire) such net cash proceeds necessary to replace such Pledged Spare Part to the Replacement Account.  The Grantor may substitute a spare part that is reasonably satisfactory to the Collateral Agent, which has a CMV at least equal to the CMV of the Pledged Spare Part subject to the Event of Loss prior to such Event of Loss, free and clear of all Liens (other than Permitted Liens) in order that such spare part shall be subjected to the Lien of this Mortgage.  Any insurance proceeds, indemnity payments or other amounts received during the aforementioned periods in the Replacement Account (the “Spare Part Replacement Proceeds”)

[Equipment Mortgage and Security Agreement]

 shall be held by the Collateral Agent in the Replacement Account for a period of thirty (30) days after receipt thereof.  So long as the above conditions and the conditions precedent specified below have been satisfied, the Collateral Agent shall wire the Spare Part Replacement Proceeds to the Grantor or its designee upon such replacement.  To the extent that the Spare Part Replacement Proceeds are not paid to the Grantor or its designee in connection with a spare part replacement within thirty (30) days after receipt thereof by the Collateral Agent, the Spare Part Replacement Proceeds shall be used to prepay a portion of the Loans in accordance with Section 2.9(d) of the Credit Agreement.  In addition, the Grantor’s right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at the Grantor’s sole cost and expense and the Collateral Agent agrees to make reasonable efforts to cooperate with the Grantor to the extent reasonably necessary to enable it to timely satisfy such conditions:

(a) the following documents shall be duly authorized, executed and delivered by the respective party or parties thereto, and an executed counterpart of each shall be delivered to the Collateral Agent:

(i) if so requested by the Collateral Agent, a Mortgage Supplement covering the replacement item of Equipment, which shall have been duly filed for recordation pursuant to Title 49 or, if applicable such other applicable Law of the jurisdiction other than the United States;

(ii) an officer’s certificate of the Grantor stating that such replacement Pledged Spare Part is located at a Spare Parts Location, and each of the conditions with respect to such replacement Pledged Spare Part have been satisfied; and

(iii) UCC financing statements (and any similar statements or other documents required to be filed or delivered pursuant to any applicable Laws) as are deemed necessary or desirable by counsel for the Collateral Agent to protect the security interests of the Collateral Agent in such replacement Pledged Spare Part shall have been duly filed;

(b) the Grantor shall furnish the Collateral Agent with (A) upon recordation, an opinion of qualified FAA counsel, or if applicable, qualified counsel in any other relevant jurisdiction, addressed to the Secured Parties (in each case which opinion of counsel shall be reasonably satisfactory to the Collateral Agent) as to the due recordation of the Mortgage Supplement as a first priority Lien on the replacement Pledged Spare Part, if any, stating that such replacement item of Equipment is free from Liens of record (except Permitted Liens) and (B) such satisfactory evidence of compliance with the insurance provisions of Section 2.03 hereof with respect to such replacement item of Equipment as the Collateral Agent may reasonably request;

[Equipment Mortgage and Security Agreement]

(c) the Grantor shall have delivered to the Collateral Agent (A) a copy of the bill of sale respecting such replacement Pledged Spare Part, if any, or other evidence of the Grantor’s ownership of such replacement Pledged Spare Part, reasonably satisfactory to the Collateral Agent and (B) appropriate instruments assigning to the Collateral Agent the benefits, if any, of all manufacturer’s and vendor’s warranties generally available and permitted to be assigned by the Grantor with respect to such replacement Pledged Spare Part; and

(d) the Grantor shall have satisfied any additional conditions to replacement as shall reasonably be specified by the Collateral Agent, acting reasonably, at the Grantor’s sole cost and expense.

(e) For all purposes hereof, each such replacement Pledged Spare Part shall be deemed to be subjected to the Lien of this Mortgage and shall be deemed a “Pledged Spare Part”.

                      ARTICLE 4

REMEDIES

Section 4.01. Event of Default.  It shall be an Event of Default hereunder if under the Credit Agreement an “Event of Default” shall occur and be continuing thereunder.

Section 4.02. Remedies with Respect to Collateral.

(a) Remedies Available.  Upon the occurrence and continuance of any Event of Default, the Collateral Agent may do one or more of the following, in each case subject to Article VII of the Credit Agreement; provided, however, that during any period that an Engine is subject to the Civil Reserve Air Fleet Program in accordance with the provisions of Section 2.01(b)(v) hereof and in possession of the United States Government or an agency or instrumentality of the United States, the Collateral Agent shall not, on account of any Event of Default, be entitled to exercise any of the remedies specified in the following clauses (i), (ii) and (iii) in relation to such Engine in such manner as to limit the Grantor’s control under this Mortgage of the relevant Engine, unless at least sixty (60) days’ (or such lesser period as may then be applicable under the Air Mobility Command program of the United States Air Force) written notice of default hereunder shall have been given by the Collateral Agent by registered or certified mail to the Grantor with a copy addressed to the Contracting Office Representative for the Air Mobility Command of the United States Air Force under any contract with the Grantor relating to such Engine:

[Equipment Mortgage and Security Agreement]

(i) cause the Grantor, upon the written demand of the Collateral Agent, at the Grantor’s expense, to deliver promptly, and the Grantor shall deliver promptly, all or such part of the items of Equipment as the Collateral Agent may so demand to the Collateral Agent or its order, or the Collateral Agent, at its option, may access the Tracking System (and demand the assistance of the Grantor’s personnel necessary to utilize the Tracking System) and enter upon the premises where all or any part of any items of Equipment or other Collateral are located and take immediate possession (to the exclusion of the Grantor and all Persons claiming under or through the Grantor) of and remove the same by summary proceedings or otherwise, and/or station guards and representatives on such premises pursuant to Section 2.05(j) hereof;

(ii) sell all or any part of any items of Equipment or other Collateral at public or private sale, whether or not the Collateral Agent shall at the time have possession thereof, as the Collateral Agent may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of any items of Equipment or other Collateral as the Collateral Agent, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Grantor, any person claiming by, through or under the Grantor and any person holding an interest subordinate to the interests of the Collateral Agent hereunder; provided, however, that the Grantor shall be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Obligations; or

(iii) exercise any or all of the rights and powers and pursue any and all remedies of a secured party under the UCC of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought) or by any other applicable law (including the Cape Town Convention, to the extent applicable), or proceed by appropriate court action to enforce the terms or to recover damages for the breach hereof.

Upon every taking of possession of Collateral under this Section 4.02, the Collateral Agent may, from time to time, at the expense of the Grantor, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral as it may deem proper.  In each such case, the Collateral Agent shall have the right to maintain, use, insure, operate, store, lease, control or manage the Collateral and to carry on business and to exercise all rights and powers of the Grantor relating to the Collateral in connection therewith, as the Collateral Agent shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, use, insurance, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Collateral Agent may determine; and the Collateral Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products, proceeds and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Collateral Agent under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Collateral Agent hereunder.  Such tolls, rents, revenues, issues, income, products, proceeds and profits shall be applied to pay the expenses of using, operating, storage, leasing, control, management or disposition of the Collateral, and of all maintenance,

[Equipment Mortgage and Security Agreement]

 insurance, repairs, replacement, alterations, additions and improvements, and to make all payments which the Collateral Agent may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Grantor), and all other payments which the Collateral Agent may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Collateral Agent, and of all Persons engaged and employed by the Collateral Agent.
In addition, the Grantor shall be liable for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Collateral Agent’s remedies with respect thereto, including all costs and expenses incurred in connection with the retaking, return or sale of any items of Equipment or other Collateral in accordance with the terms hereof, which amounts shall, until paid, be secured by the Lien of this Mortgage.

If any Event of Default shall have occurred and be continuing, or the Loans shall have been declared forthwith due and payable pursuant to the Credit Agreement, at the direction of the Secured Parties, the Collateral Agent shall at any time thereafter while any Event of Default shall be continuing, without notice of any kind to the Grantor (except as provided herein) to the extent permitted by law, carry out or enforce any one or more of the actions and remedies provided in this Article 4 or elsewhere in this Mortgage or otherwise available to a secured party under applicable law, whether or not any or all of the Collateral is subject to the jurisdiction of such UCC and whether or not such remedies are referred to in this Article 4.

Nothing in the foregoing shall affect the right of each Secured Party to receive all payments of principal of, and interest on, the Obligations held by such Secured Party and all other amounts owing to such Secured Party as and when the same may be due.

(b) Notice of Sale.  The Collateral Agent shall give the Grantor at least ten (10) days’ prior written notice of the date fixed for any public sale of any item of Equipment or the date on or after which any private sale will be held, which notice the Grantor hereby agrees is reasonable notice.

(c) Receiver.  If any Event of Default shall occur and be continuing, to the extent permitted by law, the Collateral Agent shall be entitled, as a matter of right as against the Grantor, without notice or demand and without regard to the adequacy of the security for the Obligations or the solvency of the Grantor, upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of the Collateral or any part thereof and of the tolls, rents, revenues, issues, income, products and profits thereof for the recovery of judgment for the indebtedness secured by the Lien created under this Mortgage or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

[Equipment Mortgage and Security Agreement]

(d) Concerning Sales.  At any sale under this Article 4, any Secured Party may bid for and purchase the property offered for sale, may make payment on account thereof as herein provided, and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.  Any purchaser shall be entitled, for the purpose of making payment for the property purchased, to deliver any of the Obligations in lieu of cash in the amount which shall be payable thereon as principal or interest.  Said Obligations, in case the amount so payable to the holders thereof shall be less than the amounts due thereon, shall be returned to the holders thereof after being stamped or endorsed to show partial payment.

Section 4.03. Waiver of Appraisement, Etc.  To the full extent that it may lawfully so agree, the Grantor agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension, or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Mortgage or the absolute sale of the Collateral, or any part thereof, or the possession thereof by any purchaser at any sale under this Article 4; but the Grantor, for itself and all who may claim under it so far as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.  The Grantor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the property in the Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclosure under this Mortgage may order the sale of the Collateral as an entirety.

Section 4.04. Application of Proceeds.  After the exercise of remedies pursuant to Section 4.02 hereof, any payments in respect of the Obligations and any proceeds (as defined in the UCC) of the Collateral, when received by the Collateral Agent or any Secured Party in cash or its equivalent, will be applied in the order set forth in and in accordance with the Credit Agreement and the Financing Documents.

Section 4.05. Remedies Cumulative.  Each and every right, power and remedy hereby specifically given to the Collateral Agent or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Mortgage or the other Financing Documents or now or hereafter existing at law, in equity or by statute or treaty and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent.  All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others.  No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein.  No notice to or demand on the Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances.  In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

[Equipment Mortgage and Security Agreement]

Section 4.06. Discontinuance of Proceedings.  In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, sale entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Grantor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Mortgage, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted (but otherwise without prejudice).

                    ARTICLE 5

TERMINATION OF MORTGAGE

Section 5.01. Termination of Mortgage.  (a) This Mortgage shall terminate upon payment and performance in full of the Obligations hereby secured and shall be released as to an Engine or other Collateral to the extent expressly permitted hereby and by the Credit Agreement.  Upon termination, the Grantor may request, at its sole cost and expense, the Collateral Agent to execute and deliver to or as directed in writing by the Grantor an appropriate instrument reasonably required to release the Collateral from the Lien of this Mortgage and the Collateral Agent shall execute and deliver such instrument as aforesaid at the Grantor’s expense.  Except as aforesaid otherwise provided, this Mortgage and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

(b) At any time that the Grantor desires that the Collateral be released as provided in the foregoing Section 5.01(a), it shall deliver to the Collateral Agent a certificate signed by an authorized officer stating that the release of the respective Collateral is permitted pursuant to Section 5.01(a) hereof and the Credit Agreement.  The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted by Section 5.01(a) hereof.

                     ARTICLE 6

MISCELLANEOUS

Section 6.01. No Legal Title to Collateral in Lender.  No Secured Party shall have legal title to any part of the Collateral.  No transfer, by operation of law or otherwise, of any portion of the Loans or other right, title and interest of a Secured Party in and to the Collateral or this Mortgage shall operate to terminate this Mortgage or entitle any successor or transferee of such Secured Party to an accounting or to the transfer to it of legal title to any part of the Collateral.

Section 6.02. Sale of Collateral by Collateral Agent is Binding.  Any sale or other conveyance of any item of Equipment or other Collateral or any interest therein by the Collateral

[Equipment Mortgage and Security Agreement]

 Agent made pursuant to the terms of this Mortgage shall bind the Secured Parties and the Grantor, and shall be effective to transfer or convey all right, title and interest of the Collateral Agent, the Grantor, and the other Secured Parties therein.  No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Collateral Agent.

Section 6.03. Benefit of Mortgage.  Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than the Grantor, the Collateral Agent and the Secured Parties any legal or equitable right, remedy or claim under or in respect of this Mortgage.

Section 6.04. Notices.  All notices and other communications provided for herein or required hereunder shall be in writing and shall be delivered in the manner described, and to each party at the addresses set forth in Section 10.1 of the Credit Agreement.  Each party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to either party hereto in accordance with the provisions of this Mortgage shall be deemed to have been given on the date of receipt.

Section 6.05. Governing Law.  THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).  EACH PARTY TO THE AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR RELATED DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN NEW YORK COUNTY, NEW YORK.  THE GRANTOR AND THE COLLATERAL AGENT IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY FINANCING DOCUMENT OR OTHER DOCUMENT RELATED THERETO.  THE GRANTOR AND THE COLLATERAL AGENT WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

Section 6.06. Grantor’s Duties.  It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Grantor shall remain liable to perform all of the obligations, if any, assumed by them with respect to the Collateral and neither the Collateral Agent nor any Secured Party shall have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Mortgage, nor shall the Collateral Agent nor any Secured Party be required or obligated in any manner perform or fulfill any of the obligations of the Grantor under or with respect to any Collateral.

[Equipment Mortgage and Security Agreement]

Section 6.07. Counterparts.  This Mortgage may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.08. Waiver; Amendment.  (a) No waiver of any provisions of this Mortgage or consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor with respect to which such waiver, amendment or modification is to apply.

Section 6.09. Obligations Absolute.  The obligations of the Grantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Mortgage or any other Financing Document, except as specifically set forth in a waiver granted in accordance with Section 6.08; or (b) any amendment to or modification of any Financing Document or any security for any of the Obligations; whether or not the Grantor shall have notice or knowledge of any of the foregoing, except as specifically set forth in an amendment or modification executed in accordance with Section 6.08.

Section 6.10. Successors and Assigns.  This Mortgage shall be binding upon the Grantor and each of its respective successors and permitted assigns and shall inure to the benefit of the Collateral Agent and each of the Secured Parties and their respective successors and assigns; provided, that the Grantor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent.  All agreements, statements, representations and warranties made by the Grantor herein or in any certificate or other instrument delivered by the Grantor or on its behalf under this Mortgage shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Mortgage and the other Financing Documents regardless of any investigation made by the Secured Parties or on their behalf.

Section 6.11. Conflicts with Other Financing Documents.  Unless otherwise expressly provided in this Mortgage, if any provision contained in this Mortgage conflicts with any provision of any other Financing Document, the provision contained in this Mortgage shall govern and control, provided, that the inclusion of supplemental rights or remedies in favor of the Collateral Agent or the Secured Parties in any other Financing Document shall not be deemed a conflict with this Mortgage.

                      ARTICLE 7

COLLATERAL AGENT

The provisions of Article VIII of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, as though fully set forth herein, with all references therein to “Administrative Agent” deemed to be references to “Collateral Agent.”

*  *  *

[Equipment Mortgage and Security Agreement]

IN WITNESS WHEREOF, the Grantor and the Collateral Agent have caused this Equipment Mortgage and Security Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first written above.

GRANTOR:	MESABA AVIATION, INC. By: Ron Kay Vice President and Treasurer

[Equipment Mortgage and Security Agreement]

COLLATERAL AGENT:	C.I.T. LEASING CORPORATION By: John Heskin Vice President

[Equipment Mortgage and Security Agreement]

EXHIBIT A

EQUIPMENT MORTGAGE AND
SECURITY AGREEMENT SUPPLEMENT NO. 1

THIS EQUIPMENT MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO. 1 dated __________ __, ____ (this “Mortgage Supplement”) made by MESABA AVIATION, INC., a Minnesota corporation (the “Grantor”), in favor of C.I.T. LEASING CORPORATION, acting as administrative agent and collateral agent (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Equipment Mortgage and Security Agreement, dated as of June 24, 2011 (herein called the “Mortgage”; capitalized terms used herein but not defined shall have the meaning ascribed to them (whether by reference to another document or otherwise) in the Mortgage), between the Grantor and the Collateral Agent, provides for the execution and delivery of supplements thereto substantially in the form hereof, which shall particularly describe certain collateral, and shall specifically mortgage the same to the Collateral Agent;

WHEREAS, the Mortgage was entered into between the Grantor and the Collateral Agent in order to secure the Obligations of the Grantor and each of the Borrowers under that certain Credit Agreement dated as of July 30, 2009 (as amended, restated, amended and restated, modified, supplemented, renewed or replaced from time to time, the “Credit Agreement”) among Grantor, Pinnacle Airlines, Inc., Colgan Air, Inc., the Loan Parties party thereto, the Lenders party thereto and the Collateral Agent, as administrative agent and collateral agent;

WHEREAS, the Mortgage relates to the items of Equipment described in Exhibit 1 hereto, and a counterpart of the Mortgage is attached hereto and made a part hereof and this Mortgage Supplement, together with such counterpart of the Mortgage, is being filed for recordation on the date hereof with the FAA, as one document;

NOW, THEREFORE, this Mortgage Supplement witnesseth, that to secure the prompt and complete payment and performance when due of the Obligations of the Grantor and each Borrower under the Credit Agreement and each of the other Financing Documents, to secure the performance and observance by the Grantor and each Borrower of all the agreements, covenants and provisions contained in the Mortgage and in the Financing Documents to which they are a party for the benefit of the Collateral Agent on behalf of the Secured Parties and each of the other Indemnitees, and for the uses and purposes and subject to the terms and provisions of the Mortgage, and in consideration of the premises and of the covenants contained in the Mortgage, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Grantor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Collateral Agent, its respective successors and assigns, for the security and benefit of the Secured Parties and such other Persons, a first priority continuing security interest in and first priority mortgage Lien on the following described property:

[Equipment Mortgage and Security Agreement]

1.           The Engines described on Exhibit 1 hereto (each such engine having 550 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to any airframe) in each case, together with all Parts which are from time to time incorporated or installed in or attached thereto or which shall be removed therefrom, unless the Lien of the Mortgage shall not be applicable to such Part pursuant to the provisions of the Mortgage; and

2.           The Pledged Spare Parts maintained by or on behalf of the Grantor at the Spare Parts Locations described in Exhibit 1 hereto.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Collateral Agent, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

This Mortgage Supplement shall be construed as a supplemental Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

*  *  *

[Equipment Mortgage and Security Agreement]

IN WITNESS WHEREOF, the Grantor has caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

MESABA AVIATION, INC., as Grantor By: Name: Title:

[Equipment Mortgage and Security Agreement]

EXHIBIT 1
TO
EQUIPMENT MORTGAGE AND
SECURITY AGREEMENT SUPPLEMENT NO. 1

DESCRIPTION OF EQUIPMENT

ENGINES:

Manufacturer	Manufacturer’s Model	Serial Number

DESCRIPTION OF SPARE PARTS LOCATIONS:

[Equipment Mortgage and Security Agreement]

EXHIBIT B
TO
EQUIPMENT MORTGAGE AND
SECURITY AGREEMENT

INSURANCE PROVISIONS

A.  LIABILITY INSURANCE FOR PLEDGED SPARE PARTS.

The Grantor will carry or cause to be carried at all times, at no expense to any Additional Insured, commercial general and/or airline liability insurance with respect to the Pledged Spare Parts, which is (i) of an amount and scope as may be customarily maintained by the Grantor and other U.S. airlines for equipment similar to the Pledged Spare Parts and (ii) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as “Approved Insurers”).

B.  PROPERTY INSURANCE FOR PLEDGED SPARE PARTS.

The Grantor will carry or cause to be carried at all times, at no expense to any Additional Insured, with Approved Insurers insurance covering all risk physical damage insurance including flood and earthquake, as applicable, to the Pledged Spare Parts in an amount not less than the replacement cost of such Pledged Spare Parts.

Any policies of insurance carried in accordance with this Exhibit B covering the Pledged Spare Parts and any policies taken out in substitution or replacement for any such policies shall provide that (A) (i) all insurance proceeds paid under such policies as a result of the occurrence of an Event of Loss with respect to any Pledged Spare Parts or (ii) any insurance proceeds paid under such policies not involving an Event of Loss with respect to any Pledged Spare Parts and of an amount in excess of $50,000 shall be applied in accordance with Section 3.02 of the Mortgage, and (B) any insurance proceeds not involving an Event of Loss with respect to any Pledged Spare Parts and of an amount equal to or less than $50,000 will be applied in payment (or to reimburse the Grantor) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall, subject to the terms of the Credit Agreement, be paid over to, or retained by, the Grantor.

C.  INSURANCE RELATING TO ENGINES.

(a)           In connection with any Engine, the Grantor shall also maintain or cause to be maintained, at no expense to any Additional Insured, in respect of such Engine the following insurances:

(i)           Liability:  Airline liability insurance for bodily injury and property damage, including passenger legal liability, war risk and allied perils liability per AVN 52E plus such excess coverage for a $300,000,000 limit (“Liability War Risk Insurance”), contractual liability and products liability (exclusive of manufacturer’s product liability insurance) with respect to the Engine (x) in an amount not less than the greater of (i) the amount which the Grantor may carry from time to time on other similar engines in its fleet (whether owned or leased) and (ii) $300,000,000 per occurrence and (y) with Approved Insurers.

[Equipment Mortgage and Security Agreement]

(ii)           Property:  (A) ”All-Risk” ground and flight and ingestion aircraft hull insurance covering each Aircraft on which any Engine is installed and such Engine while so installed thereon and such aircraft coverage shall automatically increase by the full  replacement cost for such Engine, (B) all-risk property damage insurance including flood and/or earthquake, as applicable, covering such Engine while removed from any airframe, and (C) war risk and allied perils insurance, including war, confiscation, expropriation (or appropriation), nationalization and seizure (collectively, “Hull War Risk Insurance”, and collectively, with Liability War Risk Insurance, “War Risk Insurance”) at all times (even when such Engine is grounded or in storage) in an amount not less than the full replacement cost for such Engine.  Such insurance shall be of the type usually carried by the Grantor with respect to similar engines and covering risks of the kind customarily insured against by the Grantor.

(b)           As between the Grantor and the Collateral Agent, (i) all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to any Engine or (ii) any insurance proceeds received not involving an Event of Loss with respect to any Engine and of an amount in excess of $250,000 under policies required to be maintained by the Grantor pursuant to the Mortgage will be applied in accordance with Section 3.01 of this Mortgage.  All proceeds of insurance required to be maintained by the Grantor in respect of any property damage or loss not constituting an Event of Loss with respect to any Engine and of an amount equal to or less than $250,000 will be applied in payment (or to reimburse the Grantor) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall, subject to the terms of the Credit Agreement, be paid over to, or retained by, the Grantor.

D.  GENERAL PROVISIONS.

Any policies of insurance carried in accordance with Sections A, B, and C including any policies taken out in substitution or replacement for such policies:

(i)           shall name the Additional Insureds as additional insureds, as their respective interests may appear;

(ii)           shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by the Grantor or any other Person and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by the Grantor;

(iii)           shall provide that, if such insurance is cancelled for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for 30 days (or such lesser period in the case of War Risk Insurance) after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice

[Equipment Mortgage and Security Agreement]

 period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

(iv)           shall waive any right of recourse, subrogation, setoff, recoupment, counterclaim or other deduction against any Additional Insured;

(v)           shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

(vi)           shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

(vii)           shall provide that none of the Additional Insureds shall be liable for any insurance premium, warranties or representations to insurers;

(viii)           deductible amounts shall be subject to Collateral Agent’s approval and certificates of insurance shall be in such form and contain detail as reasonably acceptable to Collateral Agent; and

(ix)           in respect of insurances covering the Engines, the Grantor may procure endorsements to the relevant insurance policies required to be maintained pursuant to Section 2.03 and Section C of this Exhibit B so as to incorporate the terms of AVN67B, or any successor provision, into such policies, in which event, to the extent that any provision of any such AVN67B endorsement conflicts or is otherwise inconsistent with the requirements of Section 2.03 or Exhibit B (including Sections C and D), then such endorsement shall be deemed to satisfy such requirements to the extent covered by such endorsement.  If the terms of AVN67B are incorporated into such policies, the Grantor will cause its insurance broker to issue an undertaking letter to the Additional Insureds confirming that the insurance broker will promptly advise the Additional Insureds upon becoming aware of the cancellation of or any material change in such insurance policies.

E.  REPORTS AND CERTIFICATES; OTHER INFORMATION.

On or prior to the Closing Date and on or prior to each renewal date of the insurance policies required hereunder, the Grantor will furnish or cause to be furnished to the Collateral Agent insurance certificates describing in reasonable detail the insurance maintained by the Grantor hereunder and a report, signed by the Grantor’s regularly retained independent insurance broker (the “Insurance Broker”), stating the opinion of such Insurance Broker that all premiums in connection with the insurance then due have been paid and that the insurance terms are in compliance with the requirements of Section 2.03, this Exhibit B and the Credit Agreement.  The Grantor will request the Insurance Broker to agree to advise the Collateral Agent in writing of any default in the payment of any premium and of any other act or omission on the part of the Grantor of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Pledged Spare Parts or any Engines, if applicable, or cause the cancellation, termination or interruption of such insurance; and, if the Insurance Broker does not

[Equipment Mortgage and Security Agreement]

 so agree, the Grantor shall advise the Collateral Agent in writing of any such default in payment at least 30 days (or such lesser period in the case of War Risk Insurance) prior to the cancellation lapse, or material adverse change of any insurance maintained pursuant to this Exhibit B).

F.  RIGHT TO PAY PREMIUMS.

Notwithstanding subparagraph D(vii) above, in the event of cancellation of any insurance due to the nonpayment of premiums, the Collateral Agent shall have the option, in its sole discretion, to pay any such premium in respect of the Pledged Spare Parts or any Engine, if applicable, that is due in respect of the coverage pursuant to the Mortgage and to maintain such coverage, as the Collateral Agent may require, until the scheduled expiry date of such insurance and, in such event, the Grantor shall, upon demand, reimburse the Collateral Agent for amounts so paid by it.

G.  SELF-INSURANCE.

For the avoidance of doubt, with respect to the Pledged Spare Parts, the Grantor shall not be entitled to self insure the risks required to be insured against pursuant to Section 2.03 and this Exhibit B.  With respect to any Engine, the Grantor shall not be entitled to self insure the risks required to be insured against pursuant to Section 2.03 and this Exhibit B other than an acceptable deductible pursuant to subparagraph D(viii) above.